Exhibit 99.1

Norwegian Cruise Line Holdings Enters into Employment and Equity Award Agreements with President and CEO

MIAMI, Florida – March 27, 2026 – Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH), a leading global cruise company operating Norwegian Cruise Line, Oceania Cruises, and Regent Seven Seas Cruises (“NCLH” or the “Company”), announced that it has entered into an employment agreement and restricted share unit award agreement with John W. Chidsey, its President and Chief Executive Officer on March 26, 2026, in connection with his appointment.

Mr. Chidsey was appointed as President and Chief Executive Officer on February 12, 2026. He has extensive experience leading large global consumer-facing businesses, including companies with franchised and other yield-driven, asset-intensive operating models. Over the course of his career, he has served in numerous executive leadership roles at pivotal moments, focusing on improving operational performance, strengthening execution and driving long-term value creation.

Employment Agreement and Restricted Share Unit Inducement Award

Mr. Chidsey’s employment agreement was approved by the Compensation Committee of the Board, in consultation with its independent compensation consultant, and is based on the same form of employment agreement that applies to our other senior executive officers. His compensation structure is designed to immediately align his incentives with long-term shareholder value creation, with the majority of his long-term compensation delivered in performance-based equity.

Under the employment agreement, Mr. Chidsey is entitled to an annual base salary of $1,715,000. Beginning with our 2027 fiscal year, he will participate in the annual bonus plan with a target annual bonus opportunity equal to 175% of his base salary. For fiscal 2026, his annual bonus is fixed at $2.9 million, which is below his target annual bonus amount, with no opportunity to earn a higher payout regardless of performance results achieved.

As an inducement to encourage Mr. Chidsey to accept full-time employment as President and Chief Executive Officer of NCLH, he was granted a one-time target award of 2,139,892 restricted share units with an intended value of approximately $48 million. The award was structured as a “front-loaded” grant covering four years of annual equity incentives and designed to provide Mr. Chidsey with a meaningful at-risk equity interest in the Company that may be earned over the initial four-year term of his employment.

When determining the value of Mr. Chidsey’s four-year “front-loaded” grant, the Compensation Committee reviewed annual equity grant benchmarks among the Company’s peers to help establish a grant value intended to appropriately incentivize sustained shareholder value creation while maintaining a competitive compensation level. Based on these considerations, the Compensation Committee determined that the annualized intended grant value of approximately $12 million was market-aligned and within the competitive range for similarly situated peers based on size and industry profile, appropriately encouraging Mr. Chidsey’s contributions over the next four-year period. Consistent with the front-loaded structure, the Compensation Committee does not intend to grant Mr. Chidsey additional equity awards until 2030. Unlike other similarly situated executives, Mr. Chidsey’s employment agreement does not entitle him to participate in our Amended and Restated 2013 Performance Incentive Plan or any successor equity incentive plan.

The approved award was delivered in a mix of a target number of 1,172,638 performance share units with an intended approximate grant date value of $28.8 million, which represent 60% of the total intended value of restricted share units (the “PSUs”) and 967,254 restricted share units with an intended grant date value of $19.2 million, which represent 40% of the total intended value of restricted share units (the “RSUs”).

The RSUs will vest in four substantially equal annual installments on each of the first four annual anniversaries of March 1, 2026. The PSUs will be eligible to “cliff vest” at the end of a four-year performance period, but only if applicable absolute total shareholder return compounded annual growth rate (“TSR CAGR”) targets are achieved. If our TSR CAGR achieved for the performance period is: (i) less than 5%, none of the PSUs will vest, (ii) 5%, 50% of the target number of PSUs will vest, (iii) 10%, 100% of the target number of PSUs will vest, or (iv) 20% or more, 200% of the target number of PSUs will vest. For performance that falls between these milestones, the PSU vesting will be determined based on linear interpolation.

Mr. Chidsey must generally remain continuously employed through the date the performance targets are achieved in order to vest in any PSUs becoming earned based on performance, although the award agreement does provide for accelerated RSU and PSU vesting for certain qualifying terminations of Mr. Chidsey’s employment.

Mr. Chidsey’s RSUs and PSUs were granted outside the terms of our Amended and Restated 2013 Performance Incentive Plan and approved by the Compensation Committee of our Board of Directors in reliance on the employment inducement exemption under the NYSE’s Listed Company Manual Rule 303A.08, which requires public announcement of inducement awards. We are issuing this press release pursuant to Rule 303A.08.

About Norwegian Cruise Line Holdings

Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) is a leading global cruise company that operates Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises. With a combined fleet of 35 ships and nearly 75,000 berths, NCLH offers itineraries to approximately 700 destinations worldwide. NCLH expects to add 16 additional ships across its three brands through 2037, which will add approximately 43,000 berths to its fleet. To learn more, visit www.nclhltd.com.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release, including, without limitation, our expectations regarding our results of operations, future financial position, including our future capital expenditures, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, expected fleet additions and deliveries, including expected timing thereof, our expectations regarding the impact of macroeconomic conditions and recent global events, and expectations relating to our sustainability program, decarbonization efforts, and alternative fuel sources and related regulation may be forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: adverse general economic factors, such as fluctuating or increasing levels of interest rates, inflation, unemployment, underemployment, tariff increases and trade wars, the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and be in compliance with maintenance covenants and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; our ability to work with lenders and others or otherwise pursue options to defer, renegotiate, refinance or restructure our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises; our need for additional financing or financing to optimize our balance sheet, which may not be available on favorable terms, or at all, and our outstanding exchangeable notes and any future financing which may be dilutive to existing shareholders; shareholder activism and/or proxy contests; the unavailability of ports of call and the impacts of port and destination fees and expenses; future increases in the price of, or major changes, disruptions or reductions in, commercial airline services; changes involving the tax and environmental regulatory regimes in which we operate, including new and existing regulations aimed at reducing greenhouse gas emissions; the accuracy of any appraisals of our assets; our success in controlling operating expenses and capital expenditures; adverse events impacting the security of travel, or customer perceptions of the security of travel, such as terrorist acts, geopolitical conflict, armed conflict or threats thereof, acts of piracy, and other international events; public health crises, and their effect on the ability or desire of people to travel (including on cruises); adverse incidents involving cruise ships; our ability to maintain and strengthen our brand; breaches in data security or other disturbances to our information technology systems and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection; changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs; mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities; the risks and increased costs associated with operating internationally; our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues; impacts related to climate change and our ability to achieve our climate-related or other sustainability goals; our inability to obtain adequate insurance coverage; implementing precautions in coordination with regulators and global public health authorities to protect the health, safety and security of guests, crew and the communities we visit and to comply with related regulatory restrictions; pending or threatened litigation, investigations and enforcement actions; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; our reliance on third parties to provide hotel management services for certain ships and certain other services; fluctuations in foreign currency exchange rates; our expansion into new markets and investments in new markets, businesses and land-based destination projects; overcapacity in key markets or globally; and other factors set forth under “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. There may be additional risks that we currently consider immaterial or which are unknown. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. You are cautioned not to place undue reliance on the forward-looking statements included in this release, which speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contacts

Sarah Inmon

(786) 812-3233

InvestorRelations@nclcorp.com

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